EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” and to the use of our report dated January 19, 2004 included in the Registration Statement on Form SB-2 and related Prospectus of The Electric Network.com, Inc. for the registration of shares of its common stock.

/s/ Manning Elliott

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

June 7, 2004